EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

Investor Relations 847-607-2012

STERICYCLE, INC. REPORTS RESULTS

FOR THE THIRD QUARTER AND YEAR TO DATE 2016

Lake Forest, Illinois, October 27, 2016—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the third quarter and year to date 2016.

THIRD QUARTER HIGHLIGHTS COMPARED TO PRIOR YEAR:

•	Revenues of $890.1 million, up 23.9%, including a 2.5% negative impact from foreign exchange
•	GAAP gross profit of $379.3 million, up 26.6%
•	GAAP EPS decreased 11.1% to $0.72 and Non-GAAP EPS increased 7.8% to $1.24

THIRD QUARTER RESULTS

Revenues for the quarter ended September 30, 2016 were $890.1 million, up 23.9% from $718.6 million in the third quarter of last year. Acquisitions contributed approximately $184.7 million to the current period’s growth in revenues.  Revenues increased 26.4% compared to the third quarter of last year when adjusted for unfavorable foreign exchange impacts of $18.3 million. Organic revenues grew 0.7%, or 1.6% when adjusted for manufacturing and industrial services. See Tables 1A-1C.

Gross profit, reported in accordance with U.S. generally accepted accounting principles (“GAAP”), was $379.3 million, up 26.6% from $299.7 million in the third quarter of last year.  GAAP gross profit as a percentage of revenue was 42.6% compared to 41.7% in the third quarter of last year. Non-GAAP gross profit, when adjusted for contract exit costs and plant conversion expenses as identified in Table 2, was $381.0 million, an increase of 26.9% from $300.2 million in the third quarter of last year. Non-GAAP gross profit as a percentage of revenues was 42.8% compared to 41.8% in the third quarter of last year.

“We were able to maintain consistent margin performance in the quarter despite revenue headwinds from previously discussed pricing pressure and softness in the manufacturing and industrial market,” said Charlie Alutto, President and Chief Executive Officer.

GAAP earnings per diluted share decreased 11.1% to $0.72 from $0.81 in the third quarter of last year. Non-GAAP earnings per diluted share, when adjusted for various items, increased 7.8% to $1.24 from $1.15 in the third quarter of last year. See Tables 3 and 4.

“Our record free cash flow in the quarter allowed us to accelerate our capital allocation strategy, contributing to our EPS growth,” said Dan Ginnetti, Chief Financial Officer. “We were able to significantly reduce our debt by approximately $100 million, repurchase 265,000 of mandatory convertible preferred stock, and close five acquisitions.”

NINE MONTHS HIGHLIGHTS COMPARED TO PRIOR YEAR:

•	Revenues of $2.66 billion, up 26.6%, including a 3.0% negative impact from foreign exchange
•	GAAP gross profit of $1.13 billion, up 27.5%
•	GAAP EPS decreased 10.6% to $1.93 and Non-GAAP EPS increased 1.7% to $3.53

FIRST NINE MONTHS RESULTS

Revenues for the nine months ended September 30, 2016 were $2.66 billion, up 26.6% from $2.10 billion in the same period last year. Acquisitions contributed approximately $565.1 million to the current year’s growth in revenues. Revenues increased 29.6% compared to the same period last year when adjusted for unfavorable foreign exchange impact of $62.1 million. Organic revenues grew 2.6%, or 3.9% when adjusted for manufacturing and industrial services. See Tables 1A-1C.

GAAP gross profit was $1.13 billion, up 27.5% from $885.8 million in the same period last year. GAAP gross profit as a percentage of revenues was 42.5% compared to 42.2% in the same period last year. Non-GAAP gross profit, when adjusted for contract exit costs and plant conversion expenses as identified in Table 2, was $1.13 billion, up 27.6% from

$886.8 million in the same period as last year. Non-GAAP gross profit as a percentage of revenues was 42.6% compared to 42.3% in the same period last year.

GAAP earnings per diluted share decreased 10.6% to $1.93 from $2.16 in the same period last year. Non-GAAP earnings per diluted share, when adjusted for various items, increased 1.7% to $3.53 from $3.47 in the same period last year. See Tables 3 and 4.

Cash flow from operations for the nine months ended September 30, 2016 was $417.8 million, up 42.4% from $293.3 million in the same period last year.

CONFERENCE CALL INFORMATION

Conference call to be held October 27, 2016 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through November 27th by dialing 855-859-2056, access code 21518012. To hear a live simulcast of the call or access the audio archive, visit the investor relations page on www.stericycle.com.

PRESENTATION OF NON-GAAP INFORMATION

This press release includes certain non-GAAP financial measures, as defined in the SEC’s Regulation G. The Company reports its financial results in compliance with GAAP, but believes that also discussing non-GAAP financial measures allows for a better period over period comparison by removing the impact of items that, in management’s view, do not reflect the Company’s underlying operating performance. These measures are also used to evaluate senior management and are a factor in determining their at-risk compensation.

Adjusted diluted earnings per share, adjusted net income, adjusted gross profit, and adjusted sales growth are described in the Reconciliation of Certain Non-GAAP Measures section of this document.

These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial results, but should be read in conjunction with the unaudited condensed consolidated statement of income and other information presented herein. The non-GAAP financial measures in the press release may differ from similar measures used by other companies. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure is included in the accompanying tables.

DISCUSSION OF ADJUSTING ITEMS FOR NON-GAAP MEASURES

For the purpose of evaluating revenues, we present non-GAAP revenues to show the impact of foreign currency, revenues from acquisitions and Manufacturing and Industrial Services (“M&I”). Management reviews and analyzes revenues excluding the effect of foreign currency translation and revenue from acquisitions because we believe this better represents the Company’s underlying business trends, including organic revenue growth. Separate presentation of M&I allows for visibility of a revenue stream that has shown greater volatility than our other service lines.

For the purpose of evaluating operating performance, we present our financials to show the impact of income and expenses in our non-GAAP earnings related to acquisitions. These adjustments include acquisition expense, integration expense, amortization expense, and the change in fair value of contingent consideration. This allows for comparison of period over period results without the impact of acquisition-related expenses.

For the purpose of evaluating operating performance, we additionally present our financials to show the impact of certain expenses and income in our non-GAAP earnings to allow for period over period comparison of financials without the impact of charges that may not occur each year and if so, are due to different factors. For the periods presented, these adjustments include litigation expense, restructuring and plant conversion expenses, contract exit costs, and insurance proceeds.

For the purpose of calculating the ultimate impact of our mandatory convertible preferred stock, we show the impact to our EPS by excluding the mandatory convertible preferred stock dividend and using the “if-converted” method of share dilution. This provides the reader insight to how our diluted shares will be affected after these preferred shares are converted to common shares.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

Table 1 – A: RECONCILIATION OF GAAP TO NON-GAAP REVENUE GROWTH – QTD Q3

	Three Months Ended September 30, 2016 and 2015
	In millions			Percentage Growth (%)
Global Revenue Details by Service	2016	2015	Growth	Organic	Acquisitions	Foreign Exchange	Total
Regulated Waste and Compliance Services	$520.4	$521.0	$(0.6)	1.7%	0.4%	(2.2%)	(0.1%)
Secure Information Destruction Services	187.1	-	187.1	N/A	N/A	N/A	N/A
Communication and Related Services	87.5	93.2	(5.7)	(5.5%)	0.8%	(1.4%)	(6.1%)
Manufacturing and Industrial Services	95.2	104.5	(9.3)	(4.4%)	0.8%	(5.2%)	(8.9%)
Total Revenues, as Reported	890.1	718.6	171.5	0.7%	25.7%	(2.5%)	23.9%
Less: Manufacturing and Industrial Services	(95.2)	(104.5)
Total Revenues, as Adjusted (Non-GAAP)	$795.0	$614.1	$180.8	1.6%	29.9%	(2.1%)	29.4%

Domestic Revenues	$664.1	$523.5	$140.6	(0.1%)	27.0%	–	26.9%
International Revenues	226.1	195.1	31.0	3.0%	22.3%	(9.4%)	15.9%
Total Revenues, as Reported	$890.1	$718.6	$171.5	0.7%	25.7%	(2.5%)	23.9%

Table 1 – B: RECONCILIATION OF GAAP TO NON-GAAP REVENUE GROWTH – YTD Q3

	Nine Months Ended September 30, 2016 and 2015
	In millions			Percentage Growth (%)
Global Revenue Details by Service	2016	2015	Growth	Organic	Acquisitions	Foreign Exchange	Total
Regulated Waste and Compliance Services	$1,550.3	$1,544.6	$5.7	2.5%	0.6%	(2.7%)	0.4%
Secure Information Destruction Services	562.3	-	562.3	N/A	N/A	N/A	N/A
Communication and Related Services	258.0	247.6	10.4	3.2%	2.4%	(1.4%)	4.2%
Manufacturing and Industrial Services	285.4	305.4	(20.0)	(4.5%)	3.4%	(5.5%)	(6.5%)
Total Revenues, as Reported	2,655.9	2,097.6	558.3	2.6%	26.9%	(3.0%)	26.6%
Less: Manufacturing and Industrial Services	(285.4)	(305.4)
Total Revenues, as Adjusted (Non-GAAP)	$2,370.5	$1,792.2	$578.3	3.9%	30.9%	(2.5%)	32.3%

Domestic Revenues	$1,970.9	$1,513.9	$456.9	1.8%	28.4%	–	30.2%
International Revenues	685.1	583.7	101.4	5.0%	23.0%	(10.6%)	17.4%
Total Revenues, as Reported	$2,655.9	$2,097.6	$558.3	2.6%	26.9%	(3.0%)	26.6%

Table 1 – C: DISAGGREGATED REVENUE GROWTH – 2016

In millions
	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2016
Organic	$5.1	$55.3
Acquisitions	184.7	565.1
Foreign Exchange	(18.3)	(62.1)
Total Growth	$171.5	$558.3

Table 2: RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT

In millions
	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Gross Profit, as Reported	$379.3	42.6%	$299.7	41.7%	$1,129.5	42.5%	$885.8	42.2%
Contract exit costs	1.7	0.2%	-	0.0%	1.7	0.1%	-	0.0%
Plant Conversion Expenses	(0.0)	0.0%	0.5	0.1%	0.8	0.0%	1.0	0.0%
Gross Profit, as Adjusted (Non-GAAP)	$381.0	42.8%	$300.2	41.8%	$1,132.0	42.6%	$886.8	42.3%

Table 3: RECONCILIATION OF GAAP TO NON-GAAP NET INCOME ATTRIBUTABLE TO STERICYCLE COMMON SHAREHOLDERS

In millions, except share and per share data
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net Income Attributable to Stericycle, Inc. Common Shareholders, As Reported	$61.5	$69.4	$165.5	$186.2
Adjustments:
Acquisition Expenses	2.3	33.7	7.9	39.9
Integration Expenses	19.2	13.4	61.0	31.2
Litigation Expenses	1.5	(16.4)	5.4	59.0
Changes in Fair Value of Contingent Consideration	0.6	-	(2.1)	(0.6)
Restructuring and Plant Conversion Expenses	0.5	2.7	1.7	18.1
Contract Exit Costs	10.1	-	22.8	-
Insurance Proceeds	(3.1)	-	(3.1)	-
Amortization Expense [a]	33.1	9.2	102.3	27.0
Add Back Convertible Preferred Stock Dividend	9.7	-	29.9	-
Total Adjustments	73.9	42.6	225.8	174.6
Tax Effect of above adjustments [b]	(22.6)	(12.2)	(69.4)	(60.3)
Net Income Attributable to Stericycle, Inc. Common Shareholders, as Adjusted (Non-GAAP)	$112.8	$99.8	$321.9	$300.5
EPS, as Reported	$0.72	$0.81	$1.93	$2.16
EPS, as Adjusted (Non-GAAP)	$1.24	$1.15	$3.53	$3.47
Weighted average number of common shares outstanding - diluted	85,570,529	86,120,315	85,689,525	86,234,859
Additional Dilution Under If-Converted Method	5,495,861	-	5,590,105	-
Diluted Weighted Average Number of Common Shares Outstanding Under If-Converted Method	91,066,390	86,120,315	91,279,630	86,234,859

a)

Beginning in the quarter ended March 31, 2016, the Company has started to exclude amortization expense from non-GAAP EPS. For comparable reporting, the Company’s previously reported 2015 results are adjusted to reflect the change.

b)	The tax effect of the adjustments is calculated based on applying the appropriate tax rate for the jurisdictions in which the adjustment occurred for the respective periods.

Table 4: RECONCILIATION OF GAAP TO NON-GAAP EPS

	Three Months Ended September 30,				Nine Months Ended September 30,
			Change				Change
	2016	2015	$	%	2016	2015	$	%
EPS, as Reported	$0.72	$0.81	$(0.09)	-11.1%	$1.93	$2.16	$(0.23)	-10.6%
Acquisition Expenses	0.02	0.27			0.06	0.33
Integration Expenses	0.14	0.10			0.45	0.23
Litigation Expenses	0.01	(0.12)			0.04	0.41
Changes in Fair Value of Contingent Consideration	0.01	0.00			(0.02)	(0.01)
Restructuring and Plant Conversion Expenses	0.00	0.02			0.01	0.14
Contract Exit Costs	0.10	0.00			0.20	0.00
Insurance Proceeds	(0.04)	0.00			(0.03)	0.00
Amortization Expense	0.25	0.07			0.77	0.21
Add Back Convertible Preferred Stock Dividend	0.11	0.00			0.35	0.00
Total Impact of All Adjustments Including Convertible Preferred Stock Dividend	(0.08)	0.00			(0.23)	0.00
EPS, as Adjusted (Non-GAAP)	$1.24	$1.15	$0.09	7.8%	$3.53	$3.47	$0.06	1.7%
Diluted Weighted Average Number of Common Shares Outstanding Under If-Converted Method	91,066,390	86,120,315			91,279,630	86,234,859

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: This press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic and market conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, increases in transportation and other operating costs, the level of governmental enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, our obligations to service our substantial indebtedness and to comply with the covenants and restrictions contained in our private placement notes, term loan credit facility and revolving credit facility, our ability to execute our acquisition strategy and to integrate acquired businesses, competition and demand for services in the regulated waste and secure information destruction industries, political, economic and currency risks related to our foreign operations, impairments of goodwill or other indefinite-lived intangibles, variability in the demand for services we provide on a project or non-recurring basis, exposure to environmental liabilities, fluctuations in the price we receive for the sale of paper, disruptions in or attacks on our information technology systems, compliance with existing and future legal and regulatory requirements, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	September 30,	December 31,
	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$40,291	$55,634
Short-term investments	63	69
Accounts receivable, net	637,921	614,494
Prepaid expenses	52,134	46,740
Other current assets	43,529	44,891
Total Current Assets	773,938	761,828
Property, plant and equipment, net	738,106	665,602
Goodwill	3,597,034	3,758,177
Intangible assets, net	1,926,974	1,842,561
Other assets	31,544	36,995
Total Assets	$7,067,596	$7,065,163

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$91,008	$161,409
Accounts payable	146,400	149,202
Accrued liabilities	211,762	197,329
Deferred revenues	15,536	16,989
Other current liabilities	73,021	62,420
Total Current Liabilities	537,727	587,349

Long-term debt, net of current portion	2,921,770	3,040,352
Deferred income taxes	654,495	608,272
Other liabilities	84,483	81,352
Equity:
Mandatory convertible preferred stock	7	8
Common stock	851	849
Additional paid-in capital	1,167,756	1,143,020
Accumulated other comprehensive loss	(304,168)	(282,631)
Retained earnings	1,993,343	1,868,645
Total Stericycle, Inc. Equity	2,857,789	2,729,891
Noncontrolling interests	11,332	17,947
Total Equity	2,869,121	2,747,838
Total Liabilities and Equity	$7,067,596	$7,065,163

STERICYCLE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev

Revenues	$890,144	100.0%	$718,596	100.0%	$2,655,946	100.0%	$2,097,604	100.0%
Cost of revenues ("COR") exclusive of depreciation	488,154	54.8%	404,918	56.3%	1,457,425	54.9%	1,169,051	55.7%
Depreciation	22,730	2.6%	14,003	1.9%	68,982	2.6%	42,723	2.0%
Total cost of revenues	510,884	57.4%	418,921	58.3%	1,526,407	57.5%	1,211,774	57.8%

Gross profit, as reported	379,260	42.6%	299,675	41.7%	1,129,539	42.5%	885,830	42.2%
Gross profit, as adjusted (non-GAAP)	380,982	42.8%	300,162	41.8%	1,132,014	42.6%	886,831	42.3%

Selling, general and administrative expenses ("SG&A") exclusive of depreciation	245,245	27.6%	166,671	23.2%	739,294	27.8%	536,004	25.6%
Depreciation	9,498	1.1%	4,248	0.6%	25,097	0.9%	12,753	0.6%
Total SG&A expense, as reported	254,743	28.6%	170,919	23.8%	764,391	28.8%	548,757	26.2%
Total SG&A expense, as adjusted (non-GAAP)	189,269	21.3%	128,769	17.9%	567,846	21.4%	375,141	17.9%

Income from operations, as reported	124,517	14.0%	128,756	17.9%	365,148	13.7%	337,073	16.1%
Income from operations, as adjusted (non-GAAP) exclusive of adjusting items shown below	191,713	21.5%	171,393	23.9%	564,168	21.2%	511,690	24.4%

Adjusting items:
Contract exit costs (COR)	1,715	0.2%	-	0.0%	1,715	0.1%	-	0.0%
Plant conversion expenses (COR)	7	0.0%	487	0.1%	760	0.0%	1,001	0.0%
Acquisition expenses (SG&A)	2,265	0.3%	33,674	4.7%	7,862	0.3%	39,956	1.9%
Integration expenses (SG&A)	19,162	2.2%	13,447	1.9%	61,008	2.3%	31,257	1.5%
Litigation expenses (SG&A)	1,481	0.2%	(16,444)	-2.3%	5,445	0.2%	59,006	2.8%
Change in fair value of contingent consideration (SG&A)	559	0.1%	-	0.0%	(2,085)	-0.1%	(640)	0.0%
Restructuring and plant conversion expenses (SG&A)	484	0.1%	2,234	0.3%	901	0.0%	17,080	0.8%
Contract exit costs (SG&A)	8,395	0.9%	-	0.0%	21,103	0.8%	-	0.0%
Amortization (SG&A)	33,128	3.7%	9,239	1.3%	102,311	3.9%	26,957	1.3%
Total adjustments	67,196	7.5%	42,637	5.9%	199,020	7.5%	174,617	8.3%

Other income (expense):
Interest expense, net	(24,690)	-2.8%	(17,378)	-2.4%	(73,089)	-2.8%	(52,366)	-2.5%
Other income/ (expense), net	2,932	0.3%	(1,754)	-0.2%	(437)	0.0%	(3,956)	-0.2%
Total other expense	(21,758)	-2.4%	(19,132)	-2.7%	(73,526)	-2.8%	(56,322)	-2.7%

Income before income taxes	102,759	11.5%	109,624	15.3%	291,622	11.0%	280,751	13.4%

Income tax expense	37,586	4.2%	39,718	5.5%	102,624	3.9%	93,276	4.4%

Net income	65,173	7.3%	69,906	9.7%	188,998	7.1%	187,475	8.9%

Less: net income attributable to noncontrolling interests	378	0.0%	457	0.1%	1,383	0.1%	1,256	0.1%

Net income attributable to Stericycle, Inc.	64,795	7.3%	69,449	9.7%	187,615	7.1%	186,219	8.9%

Less: mandatory convertible preferred stock dividend	9,726	1.1%	-	0.0%	29,853	1.1%	-	0.0%
Less: gain on repurchase of preferred stock	(6,467)	-0.7%	-	0.0%	(7,747)	-0.3%	-	0.0%

Net income attributable to Stericycle, Inc. common shareholders	$61,536	6.9%	$69,449	9.7%	$165,509	6.2%	$186,219	8.9%

Earnings per share - diluted	$0.72		$0.81		$1.93		$2.16

Weighted average number of common shares outstanding - diluted	85,570,529		86,120,315		85,689,525		86,234,859

STERICYCLE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
	Nine Months Ended September 30,
	2016	2015
Operating Activities:
Net income	$188,998	$187,475
Adjustments to reconcile net income to net cash provided by operating activities:
Stock compensation expense	16,671	16,158
Excess tax benefit of stock options exercised	-	(15,483)
Depreciation	94,079	55,476
Amortization	102,311	26,957
Deferred income taxes	20,579	(15,218)
Other, net	(2,296)	5,686
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(26,825)	(66,352)
Accounts payable	681	29,170
Accrued liabilities	6,141	77,820
Deferred revenue	(1,230)	(3,412)
Other assets and liabilities	18,659	(4,986)
Net cash provided by operating activities	417,768	293,291

Investing Activities:
Payments for acquisitions, net of cash acquired	(51,197)	(97,098)
Proceeds from investments	7	(635,919)
Proceeds from insurance settlement	2,358	-
Proceeds from sale of property and equipment	1,316	-
Capital expenditures	(100,981)	(72,566)
Net cash used in investing activities	(148,497)	(805,583)

Financing Activities:
Repayments of long-term debt and other obligations	(52,462)	(61,805)
Proceeds from foreign bank debt	68,711	42,535
Repayments of foreign bank debt	(68,211)	(76,387)
Proceeds from term loan	-	250,000
Repayments of term loan	(250,000)	(250,000)
Proceeds from private placement of pf long-term note		300,000
Repayments of private placement pf long-term note		(100,000)
Proceeds from senior credit facility	1,205,270	1,338,140
Repayments of senior credit facility	(1,118,831)	(1,614,968)
Repayments of capital lease obligations	(4,644)	(2,813)
Payments of deferred financing costs	(605)	-
Payment for hedge	-	(8,833)
Payments for repurchase of common stock	(40,814)	(103,029)
Payments for repurchase of convertible preferred stock	(24,263)	-
Proceeds from issuances of mandatory convertible preferred stock	-	746,900
Proceeds from issuances of common stock	35,727	53,529
Dividends paid on mandatory convertible preferred stock	(29,853)	-
Excess tax benefit of stock options exercised	-	15,483
Payments to noncontrolling interests	(6,961)	(5,236)
Net cash (used in)/ provided by financing activities	(286,936)	523,516
Effect of exchange rate changes on cash and cash equivalents	2,322	(577)
Net (decrease)/ increase in cash and cash equivalents	(15,343)	10,647
Cash and cash equivalents at beginning of period	55,634	22,236

Cash and cash equivalents at end of period	$40,291	$32,883

Non-cash activities:
Net issuances of obligations for acquisitions	$31,394	$71,905